Filed pursuant to Rule 424(b)(5)
Registration No. 333-256087

Prospectus Supplement

(To Prospectus dated May 21, 2021)

1,260,000 Ordinary Shares

7,983,811 Pre-Funded Warrants

METEN HOLDING GROUP LTD.

We are offering 1,260,000 ordinary shares, par value US$0.003 per share (the “ordinary shares”), pursuant to this prospectus supplement and the accompanying prospectus, at a purchase price of US$0.70 per share. We are also offering 7,983,811 pre-funded warrants (each a “pre-funded warrant”) to purchase 7,983,811 ordinary shares, exercisable at an exercise price of $0.001 per share, to the purchasers whose purchase of ordinary shares in this offering would otherwise result in the purchasers, together with their respective affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering. The purchase price of each pre-funded warrant is $0.699, which equals the price per ordinary share being sold to the public in this offering, minus $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “METX.” On August 3, 2022, the last reported sale price of our ordinary shares on Nasdaq was US$1.13 per share.

We have retained Aegis Capital Corp. as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-20 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of July 27, 2022, was approximately US$19.41 million, which was calculated based on 10,844,695 ordinary shares held by non-affiliates as of July 27, 2022 and a per share price of US$1.79, which was the closing price of our ordinary shares on Nasdaq on June 9, 2022. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our PRC subsidiaries, the consolidated variable interest entities, or VIEs, and their subsidiaries in the People’s Republic of China. We are regarded as the primary beneficiary of the VIEs for accounting purpose due to a series of contractual arrangement among WFOEs, the VIEs and the VIEs’ shareholders, and, therefore, we are able to consolidate the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP. Our ordinary shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs or their subsidiaries in China. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs and their subsidiaries.

Because we do not hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of English language training service providers, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, the VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless. See “Risk Factors — Risks Related to our Corporate Structure,” “Risk Factors — Risks Related to Doing Business in China,” and “Risk Factors — Risks Related to This Offering and our Ordinary Shares.”

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our Company, the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ordinary share	Total
Public offering price	$0.70	$6,462,683.89
Placement agent’s fees (1)	$0.063	$581,641.55
Proceeds, before expenses, to us	$0.637	$5,881,042.34

(1) We will pay the placement agent a placement agent fee equal to 9.0% of the gross proceeds of the offering and certain expenses incurred in this offering. See “Plan of Distribution” on page S-20 of this prospectus supplement for more information regarding the compensation to placement agent.

We expect that delivery of the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about August 8, 2022, subject to customary closing conditions.

Aegis Capital Corp.

The date of this prospectus supplement is August 4, 2022

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 13, 2021, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-256087), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on May 21, 2021. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$150,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.003 per share, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. We are selling ordinary shares in this offering. Other than ordinary shares being sold pursuant to this offering, we sold approximately $119.33 million of securities under this shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“after-school language training” are to academic English language training services provided to K-12 students;

●	“we,” “us,” “our Company,” “the Company” and “our” are to Meten Holding Group Ltd. and its subsidiaries;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

●	“ELT” are to English language training;

●	“general ELT” are to services that help students improve their English language skills, particularly English communication skills;

●	“gross billings” are to the total amount of cash received for the sales of our products and services during a specific period of time, net of the total amount of refunds for that period, which is not a measure under U.S. GAAP;

●	“learning center” are to the physical establishment of an education facility providing general adult ELT, junior ELT and international standardized test preparation under our overseas training services at a specific geographic location in the PRC, directly operated by the VIEs and their respective subsidiaries or operated by franchise partners;

●	“offline ELT” are to our offline services, which include general adult ELT, junior ELT and overseas training services;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“student enrollments” or “student enrollment” are to the number of actual new sales contracts entered into between Meten and its students, excluding the number of refunded contracts and contracts with no revenue generated during a specified period of time;

●	“test-oriented ELT” are to services that help students achieve higher scores in specific standardize tests, including TOEFL, IELTS, GRE, SAT and other international standardized examinations;

●	“tier one cities” are to Beijing, Shanghai, Guangzhou and Shenzhen;

●	“tier two cities” are to provincial capitals, regional centers or economically developed cities in China, including, among others, Chengdu, Hangzhou, Chongqing, Wuhan and Tianjin;

●	“tier three cities” and “tier four cities” are to small- to mid-sized cities in China that are strategically located or have relatively developed or large local economy;

●	“dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“variable interest entities” or “VIEs” are to Shenzhen Meten International Education Co., Ltd., or Shenzhen Meten, and Shenzhen Likeshuo Education Co., Ltd., or Shenzhen Likeshuo, which are PRC companies in which Meten does not have equity interests but whose financial results have been consolidated by Meten in accordance with U.S. GAAP due to Meten being the primary beneficiary of, these companies; and “affiliated entities” refers to VIEs, the VIEs’ direct and indirect subsidiaries, and the VIEs’ affiliated entities that are registered as private non-enterprise institutions under the PRC laws; and

●	years are to the calendar year from January 1 to December 31 and references to our fiscal year or years are to the fiscal year or years ended December 31.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Many of the forward- looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 2 of the accompanying prospectus. These risks and uncertainties include factors relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of our courses and other products and services;

●	our future business development, results of operations, and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to retain and increase our student enrollment;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to engage, train and retain new teachers and consultants;

●	our ability to maintain and improve technology infrastructure necessary to operate our online platform;

●	our expectations regarding the demand for, and market acceptance of, our services and our brands;

●	relevant government policies and regulations relating to our business and industry;

●	general economic and business condition in the markets where we operate;

●	growth and competition in the English Language Training (“ELT”) market;

●	assumptions underlying or related to any of the foregoing;

●	the length and severity of the COVID-19 pandemic and its impact on our business and industry;

●	legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection;

●	other factors that may affect our financial condition, liquidity, and results of operations; and

●	other risk factors discussed under “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2021.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands. As a holding company with no material business operations of our own, we conduct a substantial majority of our operations through our PRC subsidiaries, the VIEs and their subsidiaries in China. We are regarded as the primary beneficiary of the VIEs for accounting purpose due to a series of contractual arrangement among WFOEs, the VIEs and the VIEs’ shareholders, and, therefore, we are able to consolidate the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP. Our ordinary shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs or their subsidiaries in China. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs and their subsidiaries.

Contractual arrangements were entered into by and among our wholly owned PRC subsidiary, the VIEs and the shareholders of the VIEs, which include voting rights proxy agreement and powers of attorney, equity pledge agreement, spousal consent letters, exclusive business cooperation agreement, and exclusive option agreement. These contractual arrangements enable us to (i) exercise effective control over the VIE, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws. See “— Contractual Arrangements among WFOEs, the VIEs and their shareholders.”

The chart below illustrates our corporate and shareholding structure:

(1)	Shenzhen Meten is owned as to 27.3250% by Mr. Jishuang Zhao, 13.8080% by Mr. Siguang Peng, 13.0829% by Mr. Yupeng Guo, 10.3918% by Xinyu Meilianzhong Investment Management Centre (Limited Partnership), or Xinyu Meilianzhong, 4.9146% by Mr. Yun Feng, 3.9957% by Xinyu Meilianxing Investment Management Centre (Limited Partnership), or Xinyu Meilianxing, 3.6719% by Mr. Jun Yao, 3.1719% by Ms. Tong Zeng, 3.5431% by Xinyu Meilianchou Investment Management Centre (Limited Partnership), or Xinyu Meilianchou, 3.0000% by Shenzhen Daoge No.11 Education Investment Partnership (Limited Partnership), or No. 11 Daoge, 1.5781% by Shenzhen Daoge Growth No.3 Investment Fund Partnership (Limited Partnership), or No. 3 Daoge, 1.5090% by Shenzhen Daoge Growth No.6 Investment Fund Partnership (Limited Partnership), or No. 6 Daoge, 0.8722% by Shenzhen Daoge Growth No.5 Investment Fund Partnership (Limited Partnership), or No. 5 Daoge, 0.5000% by Mr. Yongchao Chen, 4.0000% by Zhihan (Shanghai) Investment Center (Limited Partnership), or Shanghai Zhihan, 3.6358% by Shenzhen Daoge No.21 Investment Partnership (Limited Partnership), or No. 21 Daoge and 1.0000% by Hangzhou Muhua Equity Investment Fund Partnership (Limited Partnership), or Hangzhou Muhua.

(2)	Shenzhen Likeshuo is owned as to 27.3250% by Mr. Jishuang Zhao, 13.8080% by Mr. Siguang Peng, 13.0829% by Mr. Yupeng Guo, 10.3918% by Xinyu Meilianzhong, 4.9146% by Mr. Yun Feng, 3.9957% by Xinyu Meilianxing, 3.6719% by Mr. Jun Yao, 3.1719% by Ms. Tong Zeng, 3.5431% by Xinyu Meilianchou, 3.0000% by No. 11 Daoge, 1.5781% by No. 3 Daoge, 1.5090% by No. 6 Daoge, 0.8722% by No. 5 Daoge, 0.5000% by Mr. Yongchao Chen, 4.0000% by Shanghai Zhihan, 3.6358% by No. 21 Daoge and 1.0000% by Hangzhou Muhua.

(3)	Primarily involved in operating our “Shuangge English” App.

(4)	Primarily involved in providing our general adult ELT, overseas training services and junior ELT.

(5)	Primarily involved in providing our online ELT.

Cash Transfers and Dividend Distribution

We conduct our operations in China primarily through our affiliated entities. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries, the VIEs and their subsidiaries. If the PRC subsidiaries or any newly formed PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, the PRC subsidiaries are permitted to pay dividends to us only out of their respective retained earnings, if any, as determined in accordance with Chinese accounting standards and regulations. Under the applicable PRC laws and regulations, the PRC subsidiaries are required to set aside a portion of their after tax profits each year to fund certain statutory reserves, and funds from such reserves may not be distributed to us as cash dividends except in the event of liquidation of such subsidiaries. These statutory limitations affect, and future covenant debt limitations might affect, the PRC subsidiaries’ ability to pay dividends to us. For details, see “Item 5. Operating and Financial Review And Prospects—B. Liquidity and Capital Resources.”

Cash flows have occurred between the Cayman Islands holding company and its subsidiaries. The Cayman Islands holding company transferred cash to its subsidiaries in the amount of Nil, $10.8 million, and $97.7 million for the fiscal years ended December 31, 2019, 2020 and 2021, respectively. The Cayman holding company’s subsidiaries transferred cash to the Cayman holding company in the amount of Nil, $15.9 million, and $12.9 million for the fiscal years ended December 31, 2019, 2020 and 2021, respectively. Our subsidiaries transferred cash to the VIEs in the amount of $13.0 million, $23.3 million, and $81.4 million for the fiscal years ended December 31, 2019, 2020 and 2021, respectively. The VIEs transferred cash to our subsidiaries in the amount of $22.1 million, $17.9 million, and $28.7 million for the fiscal years ended December 31, 2019, 2020 and 2021, respectively. The Cayman Islands holding company transferred cash to its subsidiaries in the amount of $28.2 thousand for the seven months ended July 31, 2022. The Cayman holding company’s subsidiaries transferred cash to the Cayman holding company in the amount of $7.5 million for the seven months ended July 31, 2022. Our subsidiaries transferred cash to the VIEs in the amount of $5.3 million for the seven months ended July 31, 2022. The VIEs transferred cash to our subsidiaries in the amount of $2.9 million for the seven months ended July 31, 2022.

We have not declared or paid dividends in the past, nor any dividends or distributions were made by a subsidiary or VIE to our holding company. We do not intend to distribute dividends in the foreseeable future, but we do not have a fixed dividend policy. Our board of directors have complete discretion on whether to distribute dividends, subject to applicable laws.

Risks associated with our corporate structure and VIE contractual arrangements

Because we do not hold equity interests in the VIEs and their subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of ELT service providers, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, the VIEs and their shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless.

The contractual arrangements may not be as effective as direct ownership in providing operational control. For instance, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The shareholders of the VIEs may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIEs. In the event that the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Risk Factors — Risk Related to Our Corporate Structure — We rely on contractual arrangements with the VIEs and their shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership.”

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs and their subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, and the lack of PCAOB inspection on our predecessor auditor. As of the date of this prospectus supplement, our Company, the VIEs and their subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain how the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

Our predecessor auditor who issued an audit report included in our annual report for the fiscal year ended December 31, 2021 is located in China. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, Audit Alliance LLP. Our ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Our Company

Business Overview

Through our affiliated entities’ business operations, we are a leading ELT service provider in China. China’s ELT market is segmented into general ELT, test-oriented ELT and after-school language training sectors. The operating entities offer a comprehensive ELT service portfolio comprising of general adult ELT, junior ELT, overseas training services, online ELT and other English language-related services to students from a wide range of age groups. The operating entities conduct their business through offline-online business model designed to maximize compatibility within their business segments in order to scale up at relatively low costs.

As of December 31, 2021, the operating entities had a nationwide offline learning center network of 34 self-operated learning centers (including one learning center under the “ABC” brand of ABC Education Group, which we acquired in June 2018) covering 15 cities in nine provinces, autonomous regions and municipalities in China, and two franchised learning centers (including four franchised learning centers under the “ABC” brand) covering two cities in two provinces and municipalities in China. Leveraging the operating entities’ experience gained from operating offline learning centers, the operating entities launched the online English learning platform “Likeshuo” in 2014 to further expand their service reach to a larger student base. As of December 31, 2021, the operating entities had approximately 1.99 million registered users on the “Likeshuo” platform and cumulatively over 460,000 paying users who purchased their online ELT courses or trial lessons. As of the same date, the cumulative number of student enrollments for the operating entities’ online ELT courses since 2014 was approximately 200,000 and the operating entities had delivered over 5.3 million accumulated course hours to the students online. The operating entities take advantage of their business model of combining offline learning center network and online platform to deepen their market penetration and further develop their business.

The operating entities’ qualified personnel, centralized management system driven by artificial intelligence, and technical expertise enable the operating entities to create a learning environment that caters to the specific learning demands of the students. The operating entities have a high-caliber teaching staff and an experienced content development team, who are supported by the operating entities’ centralized teaching and management systems to optimize the students’ learning experiences. As of December 31, 2021, the operating entities had a team of 664 full-time teachers, study advisors and teaching service staff, of which 306 were study advisors and teaching service staff for our offline and online businesses. As of the same date, the operating entities also had 50 full-time and part-time foreign teachers from English-speaking countries for the offline ELT services. The operating entities have a dedicated content development team focusing on developing practical and innovative education materials independently and in collaboration with strategic partners. The operating entities have built highly centralized and scalable management systems to manage teaching, marketing, finance and human resources activities across offline and online businesses. In addition to management systems, the operating entities have made significant investments in developing platforms and systems to support teaching activities. For example, the operating entities utilize the intelligent tracking and learning coaching function of artificial intelligence-driven teaching management systems to record and analyze the students’ real-time learning process and personalize the course content to address the students’ learning needs.

Since the beginning of 2022, through our Cayman Islands holding company, we have ventured into cryptocurrency mining business. As of the date of this annual report, we have deployed 1,482 miners of model S19j Pro manufactured by Bitmain Technologies Ltd. (“Bitmain”), with a total power capacity of approximately 150PH/s, to the mining of bitcoins. Currently, all of our mining machines are located at the mining farms operated by a third-party company in Pennsylvania and Tennessee in the U.S. Additionally, we have purchased 600 miners of model S19 XP from Bitmain, with an aggregate computing power of approximately 100PH/s, which are expected to be delivered in the second half of 2022. We have generated revenue from our bitcoin mining operations since 2022, and we expect revenue from such operations to represent a material portion of our total revenue for the fiscal year ending December 31, 2022.

Corporate Information

Our principal executive office is located at 3rd Floor, Tower A, Tagen Knowledge & Innovation Center, 2nd Shenyun West Road, Nanshan District, Shenzhen, Guangdong Province 518000, People’s Republic of China. Our telephone number at this address is +86 755 8294-5250 and our fax number is +86 755 8299 5963. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is https://investor.metenedu-edtechx.com. The information contained in our website is not a part of this prospectus supplement.

Recent Developments

On August 4, 2022, the Company entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with the same accredited investors purchasing in this offering for a private placement offering (“Private Placement”) of pre-funded warrants, with each pre-funded warrant exercisable for one ordinary share of the Company (the “PIPE Pre-Funded Warrants”)), and warrants exercisable for ordinary shares (the “PIPE Warrants”). Pursuant to the PIPE Purchase Agreement, the Company has agreed to issue and sell 1,470,475 PIPE Pre-Funded Warrants to purchase up to 1,470,475 ordinary shares and 21,428,572 PIPE Warrants to purchase up to 21,428,572 ordinary shares. Each PIPE Pre-Funded Warrant and accompanying PIPE Warrants will be sold together at a combined offering price of $0.70 per unit.

The PIPE Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the PIPE Pre-Funded Warrants are exercised in full. Under the terms of the PIPE Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of ordinary shares would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

The PIPE Warrants have an exercise price of $0.70 per share (subject to adjustment as set forth in the warrant), are exercisable immediately after issuance and will expire five years from the date of issuance. The PIPE Warrants contain standard adjustments to the exercise price including for share splits, share dividend, rights offerings and pro rata distributions.

The Private Placement is expected to close on or about August 8, 2022, simultaneously with the offering of securities pursuant to this prospectus supplement, subject to the satisfaction of customary closing conditions and agreements by the Company’s executive officers, directors and holders of 10% or more of the Company’s ordinary shares to not sell or transfer any securities of the Company held by them for a period of 120 days from the closing date of the Private Placement, subject to limited exceptions. The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, will be approximately $7.5 million. The Company intends to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the SEC to register for resale of the ordinary shares issuable upon exercise of the PIPE Pre-Funded Warrants and the PIPE Warrants within thirty (30) days after the closing date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective within 30 days after the Filing Date or 60 days following the Filing Date if the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

Aegis Capital Corp. acted as the placement agent in connection with the Private Placement. Pursuant to the engagement agreement, we have agreed to pay Aegis a commission equal to 9.0% of the gross proceeds received by the Company in the Private Placement. The Company has further agreed to pay Aegis $100,000 for fees and expenses including attorney fees.

The foregoing descriptions of the PIPE Purchase Agreement, PIPE Pre-Funded Warrants, PIPE Warrants, Registration Rights Agreement, and the placement agent engagement agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference from our current report on Form 6-K to be filed with the SEC.

The Offering

Securities offered by us pursuant to this prospectus supplement	1,260,000 ordinary shares and 7,983,811 pre-funded warrants to purchase 7,983,811 ordinary shares.

Offering price	$0.70 per ordinary share and $0.699 per pre-funded warrant

Total ordinary shares outstanding before this offering	11,404,332 ordinary shares

Total ordinary shares outstanding immediately after this offering	12,664,332 ordinary shares, assuming no exercise of any pre-funded warrants offered and sold by us, or 20,648,143 ordinary shares, assuming full exercise of the pre-funded warrants offered and sold by us

Pre-funded warrants	The exercise price of each pre-funded warrant is $0.001 per ordinary share. Each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. See “Description of Securities We Are Offering—Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the ordinary shares issuable upon the exercise of such pre-funded warrants.

Use of proceeds	We intend to use the net proceeds from this offering for capital expenditure, working capital and general corporate purposes. See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 2 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our ordinary shares are listed on Nasdaq under the symbol “METX.”

On May 4, 2022, we effected a share consolidation of 30 ordinary shares with par value of US$0.0001 each in our issued and unissued share capital into one ordinary share with par value of US$0.003 each (the “Share Consolidation” or “Reverse Split”). From a Cayman Islands legal perspective, the Share Consolidation does not have any retroactive effect on our shares prior to the effective date on May 4, 2022. However, references to our ordinary shares in this prospectus supplement are presented on a post-Share Consolidation basis, or as having been retroactively adjusted and restated to give effect to the Share Consolidation, as if the Share Consolidation had occurred by the relevant earlier date.

On June 29, 2022, our shareholders approved the proposal to increase our authorized share capital from US$50,000 divided into 16,666,667 ordinary shares of par value of US$0.003 each to US$1,500,000 divided into 500,000,000 ordinary shares of par value of US$0.003 each.

Unless otherwise indicated, the number of shares outstanding prior to and after this offering is based on 11,404,332 ordinary shares issued and outstanding as of August 2, 2022. The number of outstanding shares does not include 177,201 ordinary shares underlying the 5,316,025 warrants outstanding as of August 2, 2022. The number of outstanding shares does not include:

i.	177,201 ordinary shares underlying the 5,316,025 warrants outstanding as of August 2, 2022;

ii.	3,666,667 shares reserved for issuance to the former Meten shareholders upon achievement of milestone targets; and

iii.	16,668 shares reserved under the unit purchase options granted to Chardan Capital Markets, LLC and I-Bankers Securities, Inc. (including 8,334 ordinary shares included in the units and 8,334 ordinary shares underlying the 8,334 warrants included in the units).

On December 7, 2020, we filed a tender offer statement on Schedule TO, as amended (File number: 005-91479) in relation to our offer to the holders of outstanding warrants to purchase 12,705,000 ordinary shares, each with an exercise price of $11.50 per share, the opportunity to exercise the warrants at a temporarily reduced price of $1.40 per ordinary share. The tender offer for warrants terminated on January 5, 2021. Effective January 6, 2021, we temporarily reduced the exercise price of all outstanding warrants to $2.50 per share, and added a “full-ratchet” anti-dilution protection with respect to subsequent equity sales in which any person will be entitled to acquire ordinary shares at an effective price per share that is lower than the then exercise price of the warrants, subject to customary exceptions (the “Temporary Reduction Period”). As a result of our offering of 40,000,000 ordinary shares at a price of $1.0 per share, which was on May 25, 2021, the exercise price of the warrants was reduced to $1.0 per warrant. On September 7, 2021, we closed our offering of $60 million of ordinary shares and pre-funded warrants, at a price of $0.30 per share and $0.2999 per pre-funded warrant. As a result of that offering, the exercise price of the warrants was reduced to $0.30 per warrant. Upon effectiveness of the Share Consolidation on May 4, 2022, each outstanding warrant of the Company was adjusted to become exercisable for 1/30 ordinary share of the Company, and the exercise price of Company’s outstanding warrants was increased to US$9.00, adjusted from $0.30 prior to the Share Consolidation, representing the updated temporary reduced price. As of the date of this prospectus supplement, the Temporary Reduction Period has not been terminated. The exercise price of our outstanding warrants will be reset to $345.00 per share on the date following which the closing price of our ordinary shares has been equal to or greater than $90.00 per share for at least twenty (20) trading days during the preceding thirty (30) trading day period, and such exercise price will no longer be subject to the “full-ratchet” anti-dilution protection.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to our annual report on Form 20-F for the fiscal year ended December 31, 2021 and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and our Ordinary Shares

Our share price may be volatile and could decline substantially.

The market price of our ordinary shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of the company or other companies in the retail business;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other education technology companies;

●	announcements by us or our competitors of new education services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of our ordinary shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

●	financial market conditions;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of our ordinary shares.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

Although our ordinary shares trade on Nasdaq, an active trading market for the ordinary shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the ordinary shares. As a result of these and other factors, you may not be able to sell your ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration.

The issuance of securities in connection with the exercise of the pre-funded warrants, the issuance of securities in connection with the Private Placement, and additional securities offerings in the future may dilute then existing shareholders’ percentage ownership of our Company.

Given the issuance of securities in connection with the exercise of the pre-funded warrants, the issuance of securities in connection with the Private Placement, and our plans and expectations that we may need additional capital in the future, we are committed to issue and may need to issue additional ordinary shares or securities convertible or exercisable for ordinary shares, including convertible preferred shares, convertible notes, share options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Securities We Are Offering—Pre-Funded Warrants.”

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or, at the holder’s option, no cash payment at all if a cashless exercise is elected. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the pre-funded warrants.

Holders of the pre-funded warrants will have no rights as holders of ordinary shares until such holders exercise their pre-funded warrants and acquire our ordinary shares.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire our ordinary shares, such holders will have no rights with respect to our ordinary shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that purchaser of ordinary shares in this offering will experience an immediate dilution relative to net tangible book value per ordinary share. Our net tangible book value on December 31, 2021 was US$3.44 million, or US$0.30 per ordinary share. After giving effect to the sale of our ordinary shares and pre-funded warrants of approximately US$6.46 million in this offering at an offering price of US$0.70 per ordinary share and US$0.699 per pre-funded warrant, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of December 31, 2021 would have been US$9.13 million, or US$0.72 per ordinary share. This represents an immediate increase in net tangible book value of US$0.42 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of US$0.02 per ordinary share to the investor participating in this offering.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per ordinary share that is equal to or greater than the price per ordinary share paid by the investor in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time- consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our could be greatly reduced or rendered worthless.

As an exempted company incorporated in the Cayman Islands with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands company with limited liability that is listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have relied on and plan to rely on home country practice with respect to our corporate governance. Specifically, we do not plan to have a majority of independent directors serving on our board of directors or to establish a nominating committee and a compensation committee composed entirely of independent directors, and we are not required to seek shareholder approval for issuance 20% or more of our outstanding ordinary shares or voting power in a private offering. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may become a passive foreign investment company, which could result in adverse United States federal income tax consequences to United States investors.

Based on the projected composition of our income and valuation of our assets, including goodwill, we are not expected to be a passive foreign investment company (“PFIC”) for its current taxable year, and we do not expect to become one in the future, although there can be no assurance in this regard. Although we do not expect to be a PFIC, it is not entirely clear how the contractual arrangements between our Company and the VIEs will be treated for purposes of the PFIC rules. If it were determined that we do not own the stock of the VIEs for U.S. federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC. If we are or were to become a PFIC, such characterization could result in adverse United States federal income tax consequences to you if you are a U.S. investor. For example, if we are a PFIC, its U.S. investors will become subject to increased tax liabilities under U.S. federal income tax laws and regulations and will become subject to burdensome reporting requirements. We cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year.

Our amended and restated memorandum and articles of association contains anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares.

Our amended and restated memorandum and articles of association include provisions to limit the ability of others to acquire control of us or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction. For example, our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preference shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. If our board of directors decides to issue preference shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we were formed under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedents in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies have no general rights under the Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have the discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by shareholders, but are not obliged to make them available to shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice, shareholders may be afforded less protection than they otherwise would have under rules and regulations applicable to U.S. domestic issuers.

The Cayman Islands courts are also unlikely (i) to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, or (ii) to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or shareholders than they would as shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and all of its assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, the majority of our officers and directors are nationals and residents of countries other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We incur increased costs as a result of being a public company.

We are a public company and as a result, we have incurred, and expect to continue to incur significant accounting, legal and other expenses. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq, have detailed requirements concerning corporate governance practices of public companies, including Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal controls over financial reporting. We expect these rules and regulations applicable to public companies to increase our accounting, legal and financial compliance costs and to make certain corporate activities more time-consuming and costly. Our management will be required to devote substantial time and attention to our public company reporting obligations and other compliance matters. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Our reporting and other compliance obligations as a public company may place a strain on our management, operational and financial resources and systems for the foreseeable future.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of December 31, 2021, which are incorporated by reference into this prospectus supplement; and

●	on an as adjusted basis to give further effect to (i) the issuance and sale of 1,260,000 ordinary shares and 7,983,811 pre-funded warrants at the offering price of US$0.70 per ordinary share and US$0.699 per pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us; and (ii) issuance and sale of 1,470,475 pre-funded warrants and 21,428,572 warrants in the Private Placement at the price of $0.70 per unit (assuming no exercise of the warrants or pre-funded warrants), and excluding our ordinary shares issued and any proceeds received upon exercise of the warrants and pre-funded warrants and any resulting accounting associated with the warrants and pre-funded warrants, in each case after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
	Actual		Pro Forma		As Adjusted
	RMB	US$(1)	RMB	US$	RMB	US$(2)
	(in thousands, except share and per share data)
Shareholders’ Equity:
Ordinary Shares (US$0.0001 par value, 500,000,000 shares authorized, 11,371,444 shares issued outstanding as of December 31, 2021; 12,664,332 shares outstanding on an as adjusted basis as of December 31, 2021)	217	6			242	10
Additional paid-in capital	1,342,769	85,446			1,380,419	91,385
Accumulated deficit	(1,320,546)	(143,486)			(1,320,546)	(143,486)
Non-controlling interests	14,135	2,472			14,135	2,472
Total Shareholders’ Equity	36,575	(55,562)			74,250	(49,619)
Total Capitalization	542,094	85,513			603,728	95,236

Notes:

(1)	Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this table are made at RMB6.3393 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2021. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated above, or at all.

(2)	The preceding table excludes:

	i.	177,201 ordinary shares underlying the 5,316,025 warrants (with the exercise price of $2.50 per share during the Temporary Reduction Period being reset to $9.00 per share on a post-Share Consolidation basis) outstanding as of August 2, 2022;

ii.	3,666,667 shares reserved for issuance to the former Meten shareholders upon achievement of milestone targets; and

iii.	16,668 shares reserved under the unit purchase options granted to Chardan Capital Markets, LLC and I-Bankers Securities, Inc. (including 8,334 ordinary shares included in the units and 8,334 ordinary shares underlying the 8,334 warrants included in the units).

DILUTION

Our net tangible book value on December 31, 2021 was US$3.44 million, or [negative] US$0.30 per ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our ordinary shares and pre-funded warrants of approximately US$6.46 million in this offering, at an offering price of US$0.70 per ordinary share and US$0.699 per pre-funded warrant, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of December 31, 2021 would have been US$9.13 million, or US$0.72 per ordinary share. This represents an immediate increase in net tangible book value of US$0.42 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of US$0.02 per ordinary share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per ordinary share to shareholders after the issuance of the ordinary shares in this offering:

Public offering price per ordinary share	US$	0.70
Net tangible book value per ordinary share as of December 31, 2021	US$	0.30
Increase per ordinary share attributable to existing investors under this prospectus supplement	US$	0.42
As Adjusted net tangible book value per ordinary share after this offering	US$	0.72
Net tangible book value dilution per ordinary share to new investors	US$	0.02

The foregoing table and discussion is based on 11,371,444 ordinary shares outstanding as of December 31, 2021, if retroactively adjusted to give effect to the Share Consolidation.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our ordinary shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$5.72 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the purposes and in the amounts set forth below:

●	30.0% of the net proceeds allocated to capital expenditure; and

●	70.0% of the net proceeds allocated to working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus supplement, our authorized share capital was US$1,500,000 divided into 500,000,000 ordinary shares each with a par value of US$0.003.

Ordinary Shares

General. Our ordinary shares are fully paid and non-assessable. Shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

Classes of Ordinary Shares. We have only one class of ordinary shares with all shares carrying equal rights and ranking pari passu with one another

Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each ordinary share shall be entitled to one vote on all matters subject to the vote at our general meetings. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders representing not less than 10% of the total voting rights of all the shareholders present in person or by proxy entitled to vote.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to our amended and restated memorandum and articles of association to be in effect assuming approval of all of the charter proposals and upon consummation of the Mergers.

Transfer of Ordinary Shares. Subject to the restrictions contained in our amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged at the registered office of us or such other place at which the principal register is kept in accordance with the law or the registration office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and our amended and restated articles of association permit us to purchase our own shares. In accordance with our amended and restated articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by or abrogated by, inter alia, the creation or allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.

General Meetings of Shareholders. Shareholders’ meetings may be convened by a majority of the board of directors or the chairman of the board of directors, and they shall on a member’s requisition forthwith proceed to convene a general meeting. A member’s requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of shareholders, provided that a general meeting or our shareholders shall be deemed to have been duly convened if it is so agreed:

(i)	in the case of an annual general meeting by all the shareholders (or their proxies) entitled to attend and vote thereat; and

(ii)	in the case of an extraordinary general meeting, by two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with our articles of association and the Companies Act and may not be taken by written resolution of shareholders without a meeting.

Voting Rights Attaching to the Shares. Subject to any rights and restrictions for the time being attached to any ordinary share, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a shareholders’ meeting, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records. However, we will in provide shareholders with the right to inspect the list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	divide the shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our shareholders, as the board of directors may determine

●	consolidate and divide all or any of the share capital into shares of a larger amount than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Pre-funded Warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchaser. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 6-K that we will file with the SEC.

Term

The pre-funded warrants will not expire until they are fully exercised.

Exercisability

The pre-funded warrants are exercisable at any time until they are fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares will be issued in connection with the exercise of a pre-funded warrant. The holder of the pre-funded warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in ordinary shares determined according to the formula set forth in the pre-funded warrant.

Exercise Limitations

Under the terms of the pre-funded warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of ordinary shares would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The exercise price of our ordinary shares purchasable upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of ordinary shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share subdivision, share combinations, reclassifications or similar events affecting our ordinary shares, as well as upon any distribution of assets, including cash, shares or other property, to our shareholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the pre-funded warrants on the Nasdaq Stock Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding ordinary shares), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction. The holders of the pre-funded warrants may also require us or any successor entity to purchase the pre-funded warrants from the holders by paying to the holder an amount in cash (or other types or form of consideration in special circumstances listed in the pre-funded warrants) equal to the Black Scholes value of the remaining unexercised portion of the pre-funded warrants on the date of the fundamental transaction.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of ordinary shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until such holder exercises the pre-funded warrant.

PLAN OF DISTRIBUTION

Aegis Capital Corp. (the “placement agent” or “Aegis”) has agreed to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling ordinary shares offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of ordinary shares, but has agreed to use its best efforts to arrange for the sale of all of the ordinary shares offered hereby. We have entered into a securities purchase agreement with certain investors pursuant to which we will sell to the investors 1,260,000 ordinary shares and 7,983,811 pre-funded warrants in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into a securities purchase agreement directly with the investors on August 4, 2022, and we will only sell to investors who have entered into the securities purchase agreement.

In a concurrent private placement, the placement agent served as our placement agent in connection with the issuance and sale to the same investors units to purchase pre-funded warrants to purchase up to 1,470,475 ordinary shares and common warrants to purchase 21,428,572 ordinary shares at an exercise price of $0.70 per share. The purchase price for each unit was $0.70, with an exercise price per pre-funded warrant of $0.001 per share. The warrants will have a 5-year term from the date of issuance. The transaction resulted in aggregate gross proceeds to us of both transactions of approximately $7.5 million.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about August 8, 2022, subject to customary closing conditions.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has received or may in the future receive customary fees and expenses. See “Prospectus Supplement Summary”. In November 2021, Aegis served as our placement agent in connection with the issuance and sale of 33,333,334 ordinary shares, par value $0.0001 per share, of the Company at an offering price of $0.60 per share. In connection with such offering, we (i) paid the placement agent a cash fee equal to 7% of the gross proceeds raised in the offering and (ii) reimbursed the placement agent for expenses incurred by it in connection with the offering in the amount of $35,000. Under the securities purchase agreement and placement agency agreement, we were precluded from engaging in equity or equity-linked securities offerings for 45 days following the date of the securities purchase agreement (i.e. November 9, 2021).

In September 2021, Aegis served as underwriter in connection to a firm commitment public offering of 22,500,000 ordinary shares and pre-funded warrants. Such public offering consisted of: (i) 22,500,000 ordinary shares, par value $0.0001 per share, of the Company, at an offering price of $0.30 per share, and (ii) 177,500,000 pre-funded warrants, for an offering price of $0.2999 per warrant, to purchase 177,500,000 ordinary shares, exercisable at an exercise price of $0.0001 per share, to those purchasers whose purchase of ordinary shares in the offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding ordinary shares immediately following the consummation of such public offering on September 1, 2021. The ordinary shares and pre-funded warrants were offered under our shelf registration statement.

We agreed to a 7% discount to Aegis on the ordinary shares and pre-funded warrants, and our directors and officers executed lock-ups prohibiting them from trading in our equity securities, for a period of 120 days from closing of such public offering on September 7, 2021, subject in each case to certain exceptions.

Prior to the completion of such offering, the exercise price of the outstanding warrants was $1.00 per share, subject to a “full-ratchet” anti-dilution protection with respect to subsequent equity sales in which any person will be entitled to acquire ordinary shares at an effective price per share that is lower than the then exercise price of the warrants. As we offered our ordinary shares at a per share price of $0.30 in such public offering, which is lower than $1.00 per share, the exercise price for the warrants was reset to $0.30 per share.

In May 2021, Aegis served as underwriter in connection with the issuance and sale of 40,000,000 ordinary shares, par value $0.0001 per share, of the Company, for an offering price of $1.00 per share in this take down from our shelf registration statement. We also granted Aegis an option, for a period of 45 days after the closing of such offering on May 26, 2021, to purchase an additional 6,000,000 ordinary shares to cover over-allotments. Prior to the completion of this offering on May 26, 2021, the exercise price of our outstanding warrants was $2.50 per share, subject to a “full-ratchet” anti-dilution protection with respect to subsequent equity sales in which any person will be entitled to acquire ordinary shares at an effective price per share that is lower than the then exercise price of the warrants. Since we offered our ordinary shares at a per share price of $1.00 in such public offering, which is lower than $2.50 per share, the exercise price for the warrants was reset to $1.00 per share. We agreed to a 6.5% discount to Aegis on the ordinary shares, and our directors and officers executed lock-ups prohibiting them from trading in our equity securities, for a period of 90 days from May 26, 2021, subject in each case to certain exceptions.

Fees and Expense

We have agreed to pay the placement agent placement agent fees equal to 9.0% of the gross proceeds of this offering. In addition, we agree to pay all costs, fees and expenses incurred by us in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery, listing and qualification of the ordinary shares offered in this offering (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the ordinary shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of our counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of reports, schedules, forms, statements and other documents required to be filed by us under the Securities Act and the Exchange Act, and all amendments and supplements thereto, and the placement agency agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by us or the placement agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state Securities or blue sky laws or the Securities laws of any other country, and any supplements thereto, advising the placement agent of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by FINRA of the placement agent’s participation in this offering and distribution of the ordinary shares offered in this offering; (viii) all fees and expenses associated with registering the Shares for resale as set forth in the securities purchase agreement; and (ix) $100,000 for fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for Aegis’ counsel.

We have also agreed to pay $100,000 for fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements of placement agent’s counsel.

The following table shows per share and total placement agent fees we will pay to the placement agent in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby:

	Per ordinary share	Total
Public offering price	$0.70	$6,462,683.89
Placement agent’s fees	$0.063	$581,641.55
Proceeds, before expenses, to us	$0.637	$5,881,042.34

After deducting certain fees and expenses due to placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$5.72 million.

Lock-Up Agreements

Our directors, executive officers, and shareholders holding at least ten percent of the outstanding ordinary shares, have agreed for a period of 120 days, after the date of the lock-up agreements, subject to certain exceptions, not to directly or indirectly offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for the shares of the Company.

Securities Issuance Standstill

The Company has agreed, for a period of three (3) months after the closing of this offering, that it will not, without the prior written consent of the placement agent, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof, subject to certain exceptions in the placement agency agreement.

Right of First Refusal

Pursuant to the terms of the placement agency agreement, if, for the period ending twenty-four (24) months from the closing of this offering, subject to certain exceptions set forth in the placement agency agreement, we or any of our subsidiaries (a) decide to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decide to raise funds by means of a public offering (including an at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as the sole book-running manager, sole underwriter or sole placement agent for such financing. For avoidance of doubt, the right of first refusal shall not apply to any capital raising transaction conducted outside the United States between the Company and Chinese investors not involving an investment bank, an underwriter, a placement agent, finder or any party acting in similar capacity.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities and to reimburse the placement agent related fees and expenses that may incur by the placement agent in investigating, preparing, pursuing or defending actions related to such civil liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The placement agent and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Hunter Taubman Fischer & Li LLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law. Certain legal matters in connection with this offering will be passed upon for the placement agent by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. laws.

EXPERTS

The consolidated financial statements of Meten Holding Group Ltd. (the “Company”) and its subsidiaries as of December 31, 2021, and as of December 31, 2020 and for the years ended December 31, 2021, 2020 and 2019 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The registered business address of Audit Alliance LLP is No.20 Maxwell Road, #11-09, Maxwell House, Singapore.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 16, 2022;

(2)	our current reports on Form 6-K furnished on June 7, 2022 and July 7, 2022;

(3)	the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on March 30, 2020 and May 26, 2020, respectively, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 16, 2022, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

METEN HOLDING GROUP LTD.

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

People’s Republic of China

Tel: +86 755 8294-5250

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

Up to US$150,000,000 of

Ordinary Shares,

Preferred Shares, Debt Securities, Warrants,

Rights and Units

METEN EDTECHX EDUCATION GROUP LTD.

We may, from time to time, in one or more offerings, offer and sell up to US$150,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.0001 per share, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “METX.” On May 12, 2021, the last reported sale price of the ordinary shares on Nasdaq was US$1.39 per ordinary share.

Our warrants are listed on Nasdaq under the symbol “METXW.” On May 12, 2021, the last reported sale price of the warrants was US$0.22 per warrant.

We have experienced and may continue to experience price volatility in our ordinary shares. See related risk factors in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of May 12, 2021, was approximately US$53.5 million, which was calculated based on 38,478,159 ordinary shares held by non-affiliates and the per price of US$1.39, which was the closing price of our ordinary shares on Nasdaq on May 12, 2021. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of US$150,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“after-school language training” are to academic English language training services provided to K-12 students;

●	“we,” “us,” “our Company,” “the Company” and “our” are to Meten EdtechX Education Group Ltd. and its subsidiaries;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

●	“ELT” are to English language training;

●	“general ELT” are to services that help students improve their English language skills, particularly English communication skills;

●	“gross billings” are to the total amount of cash received for the sales of our products and services during a specific period of time, net of the total amount of refunds for that period, which is not a measure under U.S. GAAP;

●	“learning center” are to the physical establishment of an education facility providing general adult ELT, junior ELT and international standardized test preparation under our overseas training services at a specific geographic location in the PRC, directly operated by the VIEs and their respective subsidiaries or operated by franchise partners;

●	“offline ELT” are to our offline services, which include general adult ELT, junior ELT and overseas training services;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“student enrollments” or “student enrollment” are to the number of actual new sales contracts entered into between Meten and its students, excluding the number of refunded contracts and contracts with no revenue generated during a specified period of time;

●	“test-oriented ELT” are to services that help students achieve higher scores in specific standardize tests, including TOEFL, IELTS, GRE, SAT and other international standardized examinations;

●	“tier one cities” are to Beijing, Shanghai, Guangzhou and Shenzhen;

●	“tier two cities” are to provincial capitals, regional centers or economically developed cities in China, including, among others, Chengdu, Hangzhou, Chongqing, Wuhan and Tianjin;

●	“tier three cities” and “tier four cities” are to small- to mid-sized cities in China that are strategically located or have relatively developed or large local economy;

●	“dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“variable interest entities” or “VIEs” are to Shenzhen Meten International Education Co., Ltd., or Shenzhen Meten, and Shenzhen Likeshuo Education Co., Ltd., or Shenzhen Likeshuo, which are PRC companies in which Meten does not have equity interests but whose financial results have been consolidated by Meten in accordance with U.S. GAAP due to Meten being the primary beneficiary of, these companies; and “affiliated entities” refers to VIEs, the VIEs’ direct and indirect subsidiaries, and the VIEs’ affiliated entities that are registered as private non-enterprise institutions under the PRC laws; and

●	years are to the calendar year from January 1 to December 31 and references to our fiscal year or years are to the fiscal year or years ended December 31.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020. These risks and uncertainties include factors relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of our courses and other products and services;

●	our future business development, results of operations, and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to retain and increase our student enrollment;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to engage, train and retain new teachers and consultants;

●	our ability to maintain and improve technology infrastructure necessary to operate our online platform;

●	our expectations regarding the demand for, and market acceptance of, our services and our brands;

●	relevant government policies and regulations relating to our business and industry;

●	general economic and business condition in the markets where we operate;

●	growth and competition in the ELT markets;

●	assumptions underlying or related to any of the foregoing;

●	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry;

●	legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection;

●	other factors that may affect our financial condition, liquidity, and results of operations; and

●	other risk factors discussed under “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

OUR COMPANY

Business Overview

We are one of the leading ELT service providers in China. China’s ELT market is segmented into general ELT, test-oriented ELT and after-school language training sectors. We offer a comprehensive ELT service portfolio comprising of general adult ELT, junior ELT, overseas training services, online ELT and other English language-related services to students from a wide range of age groups. We conduct our business through our offline-online business model designed to maximize compatibility within our business segments in order to scale up at relatively low costs.

As of December 31, 2020, we had a nationwide offline learning center network of 105 self-operated learning centers (including 20 learning centers under the “ABC” brand of ABC Education Group, which we acquired in June 2018) covering 28 cities in 15 provinces, autonomous regions and municipalities in China, and 13 franchised learning centers (including four franchised learning centers under the “ABC” brand) covering 12 cities in 11 provinces and municipalities in China. Leveraging our experience gained from operating offline learning centers, we launched our online English learning platform “Likeshuo” in 2014 to further expand our service reach to a larger student base. As of December 31, 2020, we had approximately 1.79 million registered users on our “Likeshuo” platform and cumulatively over 320,000 paying users who purchased our online ELT courses or trial lessons. As of the same date, the cumulative number of student enrollments for our online ELT courses since 2014 was approximately 180,000 and we had delivered over 5.35 million accumulated course hours to our students online. We also have opened five experiential marketing stores in China to enable our prospective students to obtain in-person experience of live streaming online ELT courses delivered on our “Likeshuo” platform. We take advantage of our business model of combining our offline learning center network and online platform to deepen our market penetration and further develop our business.

Our qualified personnel, centralized management system driven by artificial intelligence, and technical expertise enable us to create a learning environment that caters to the specific learning demands of our students. We have experienced teaching staff and development team members, who are supported by our centralized teaching and management systems to optimize our students’ learning experiences. As of December 31, 2020, we had a team of 1,824 full-time teachers, study advisors and teaching service staff, of which 826 were study advisors and teaching service staff for our offline and online businesses. As of the same date, we also had 163 full-time and part-time foreign teachers from English-speaking countries for our offline ELT services. We have a dedicated content development team focusing on developing practical and innovative education materials independently and in collaboration with our strategic partners. We have built highly centralized and scalable management systems to manage our teaching, marketing, finance and human resources activities across our offline and online businesses. In addition to our management systems, we have made significant investments in developing platforms and systems to support our teaching activities. For example, we utilize the intelligent tracking and learning coaching function of our artificial intelligence-driven teaching management systems to record and analyze our students’ real-time learning process and personalize the course content to address their learning needs.

Corporate Information

Our principal executive office is located at 3rd Floor, Tower A, Tagen Knowledge & Innovation Center, 2nd Shenyun West Road, Nanshan District, Shenzhen, Guangdong Province 518000, the People’s Republic of China. Our telephone number at this address is +86 755 8294-5250. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is www.investor.metenedu-edtechx.com. The information contained in our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of US$150,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$50,000 divided into 500,000,000 ordinary shares each with a par value of US$0.0001. As of the date of this prospectus, there are 64,325,637 ordinary shares issued and outstanding.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares and warrants.

Ordinary Shares

General. Our ordinary shares are fully paid and non-assessable. Shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

Classes of Ordinary Shares. We have only one class of ordinary shares with all shares carrying equal rights and ranking pari passu with one another

Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each ordinary share shall be entitled to one vote on all matters subject to the vote at our general meetings. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders representing not less than 10% of the total voting rights of all the shareholders present in person or by proxy entitled to vote.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to our amended and restated memorandum and articles of association to be in effect assuming approval of all of the charter proposals and upon consummation of the Mergers.

Transfer of Ordinary Shares. Subject to the restrictions contained in our amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged at the registered office of us or such other place at which the principal register is kept in accordance with the law or the registration office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and our amended and restated articles of association permit us to purchase our own shares. In accordance with our amended and restated articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by or abrogated by, inter alia, the creation or allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.

General Meetings of Shareholders. Shareholders’ meetings may be convened by a majority of the board of directors or the chairman of the board of directors, and they shall on a member’s requisition forthwith proceed to convene a general meeting. A member’s requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of shareholders, provided that a general meeting or our shareholders shall be deemed to have been duly convened if it is so agreed:

(i)	in the case of an annual general meeting by all the shareholders (or their proxies) entitled to attend and vote thereat; and

(ii)	in the case of an extraordinary general meeting, by two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with our articles of association and the Companies Act and may not be taken by written resolution of shareholders without a meeting.

Voting Rights Attaching to the Shares. Subject to any rights and restrictions for the time being attached to any ordinary share, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a shareholders’ meeting, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records. However, we will in provide shareholders with the right to inspect the list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	divide the shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our shareholders, as the board of directors may determine

●	consolidate and divide all or any of the share capital into shares of a larger amount than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Warrants

Each warrant is exercisable to purchase one ordinary share of the Company at an exercise price of $11.50 per share, subject to adjustment. The warrants expire on March 30, 2025. No fraction of a share will be issued upon any exercise of a warrant. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price.

No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder.

The Company may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder, and if, and only if, the reported last sale price of the ordinary shares (or the closing bid price of ordinary shares in the event the ordinary shares are not traded on any specific day) equals or exceeds $16.50 per share, subject to adjustment, for any 20 trading days within a 30 trading day period ending three business days before the redemption notice is sent to the warrant holders. The Company will not redeem the warrants unless an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

If the Company calls the warrants for redemption as described above, the Company will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Placement Warrants are identical to the other warrants of the Company, except that such Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the initial purchasers or their permitted transferees.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares and warrants are quoted on the Nasdaq under the symbols “METX” and “METXW,” respectively.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our Amended and Restated Memorandum and Articles of Association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provides that we shall indemnify our officers and directors for the time being and our liquidator or trustees (if any) for the time being acting in relation to any of the affairs of our company and each of them, and each of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of our company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to our company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to our company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our Amended and Restated Memorandum and Articles of Association provides that any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with our Amended and Restated Memorandum and Articles of Association and may not be taken by written resolution of shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association allows our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles of Association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Amended and Restated Memorandum and Articles of Association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company or tendered at a meeting of the board of directors; (iv) without special leave of absence from our board of directors, is absent from six consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands—Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements, sanctions screening, maintaining statutory registers, and compliance with statutory information sharing requirements), or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, and collateral arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—10.E. Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$
Financial Industry Regulatory Authority fees	US$
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended December 31, 2020, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2020.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Hunter Taubman Fischer & Li LLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Meten EdtechX Education Group Ltd. (the “Company”) and the subsidiaries as of December 31, 2020 and the adjustments described in Note 1(b) that were applied to restate the financial statements for the year ended December 31,2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of Meten International Education Group (operating as Meten EdtechX Education Group Ltd. after the reverse recapitalization described in Note 1 to the financial statements) and the subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities as of December 31 2019, the related consolidated statements of comprehensive income (loss), changes in deficit, and cash flows for each of the year in the two-year period ended December 31, 2019, and the related notes, before the effects of the retrospective adjustments related to the reverse recapitalization discussed in Note 1 to the financial statements, have been incorporated by reference in this prospectus in reliance upon the report of KPMG Huazhen LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

We have agreed to indemnify and hold KPMG Huazhen LLP harmless against and from any and all legal costs and expenses incurred by KPMG Huazhen LLP in successful defense of any legal action or proceeding that arises as a result of KPMG Huazhen LLP’s consent to the inclusion of its audit report on the past financial statements of Meten International Education Group, its subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities, before the effects of the retrospective adjustments related to the reverse recapitalization discussed in Note 1 to the financial statements, incorporated by reference in this registration statement.

The registered business address of Audit Alliance LLP is No.20 Maxwell Road, #11-09, Maxwell House, Singapore.

The registered business address of KPMG Huazhen LLP is 15th Floor, China Resources Tower, 2666 Keyuan South Road, Nanshan District, Shenzhen, China 518052.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 30, 2021;

(2)	the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on March 31, 2020 and May 26, 2020, respectively, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

METEN EDTECHX EDUCATION GROUP LTD.

3rd Floor, Tower A

Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518000

People’s Republic of China

Tel: +86 755 8294-5250

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our counsel with respect to the laws of the Cayman Islands has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Our counsel has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Commerce& Finance Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

1,260,000 Ordinary Shares

7,983,811 Pre-Funded Warrants

METEN HOLDING GROUP LTD.

Prospectus Supplement

Placement Agent

Aegis Capital Corp.

August 4, 2022